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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               -------------------


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       OCTOBER 18, 2001 (OCTOBER 17, 2001)
                Date of Report (Date of earliest event reported)

                         AVANT IMMUNOTHERAPEUTICS, INC.
                          (F/K/A T CELL SCIENCES, INC.)
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

        0-15006                                          13-3191702
(Commission file number)                    (IRS employer identification number)


                      119 FOURTH STREET, NEEDHAM, MA 02494
              (Address of principal executive offices and zip code)


                                 (781) 433-0771
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On October 17, 2001, the Registrant issued the following press release:

"AVANT ANNOUNCES $14 MILLION DIRECT PLACEMENT

NEEDHAM, MA (OCTOBER 17, 2001): AVANT Immunotherapeutics, Inc. (Nasdaq: AVAN) announced today a direct equity placement of $14 million in gross proceeds, representing 3,057,905 shares of AVANT common stock. No warrants were issued in connection with the placement. Ladenburg Thalmann & Co. Inc. served as the exclusive placement agent for the offering that included selected U.S. and European institutional investors and was made under a shelf registration statement filed by AVANT in July 2001 with the Securities and Exchange Commission.

'This financing provides the resources to accelerate the clinical development of our travelers' vaccines program and provides for our general working capital needs,' said Avery W. Catlin, Senior Vice President and Chief Financial Officer of AVANT Immunotherapeutics. 'Further, our cash balances now exceed our expected requirements for the next two years.'

AVANT Immunotherapeutics, Inc. is engaged in the discovery, development and commercialization of products that harness the human immune response to prevent and treat disease. The Company is building its own business franchises in three areas. The first of these areas is in cardiac surgery where AVANT focuses on compounds with the potential to inhibit inappropriate activation of the complement cascade, a vital part of the body's immune defense system. Secondly, AVANT is developing a portfolio of oral vaccines aimed at protecting people traveling to areas where these diseases are endemic. Thirdly, AVANT is conducting clinical investigations with a proprietary therapeutic vaccine for the management of cholesterol. Additionally, through its corporate collaborations, the Company is developing a variety of infectious disease vaccines, including an oral human rotavirus vaccine.

Additional information on AVANT Immunotherapeutics, Inc. can be obtained through our site on the World Wide Web: http://www.avantimmune.com.

The offering has been made by means of a prospectus that may be obtained from Avery W. Catlin, Chief Financial Officer of the Company. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of any such state.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements which reflect AVANT's current views with respect to future events and financial performance. The words "believe," "expect," "anticipate," and similar expressions identify forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: (1) the ability to successfully


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complete development and commercialization of products, including the cost, timing, scope and results of pre-clinical and clinical testing; (2) the ability to successfully complete product research and further development, including animal, pre-clinical and clinical studies; (3) the ability of the Company to manage multiple late stage clinical trials for a variety of product candidates;
(4) the volume and profitability of product sales of Megan(R)Vac 1 and other future products; (5) changes in existing and potential relationships with corporate collaborators; (6) the cost, delivery and quality of clinical and commercial grade materials supplied by contract manufacturers (7) the timing, cost and uncertainty of obtaining regulatory approvals; (8) the ability to obtain substantial additional funding; (9) the ability to develop and commercialize products before competitors; (10) the integration of Megan Health's business and programs; (11) the ability to retain certain members of management; and (12) other factors detailed from time to time in filings with the Securities and Exchange Commission."















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AVANT IMMUNOTHERAPEUTICS, INC.


Date: October 18, 2001             By: /s/ Una S. Ryan
                                       --------------------------------
                                       Una S. Ryan, Ph.D.
                                       President, Chief Executive Officer and
                                       Assistant Secretary


















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